UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2020

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland	D02 TY74
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	PRGO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders held on May 6, 2020, the Company’s shareholders voted on the following matters:

1.	Election of nine directors of the Company:

Nominee	For	Against	Abstain	Broker Non-Votes
Bradley A. Alford	115,455,309	1,728,526	95,192	3,170,993
Rolf A. Classon	111,808,760	5,411,150	59,062	3,171,048
Adriana Karaboutis	111,229,240	5,872,857	176,915	3,171,008
Murray S. Kessler	112,620,084	4,632,779	26,094	3,171,063
Jeffrey B. Kindler	106,186,838	10,995,536	96,659	3,170,987
Erica L. Mann	115,992,274	1,230,988	55,772	3,170,986
Donal O’Connor	116,727,648	456,749	94,582	3,171,041
Geoffrey M. Parker	100,543,402	16,639,430	96,200	3,170,988
Theodore R. Samuels	112,016,286	5,165,954	96,795	3,170,985

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2020 and authorization of the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor:

For	Against	Abstain	Broker Non-Votes
116,291,468	3,506,688	68,543	0

3.	Advisory vote to approve the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
104,222,060	12,940,019	116,962	3,170,979

4.	Renewal of the Board of Directors’ authority to issue shares under Irish law:

For	Against	Abstain	Broker Non-Votes
115,490,369	4,872,298	87,340	0

5.	Renewal of the Board of Directors’ authority to opt-out of statutory pre-emption rights under Irish law:

For	Against	Abstain	Broker Non-Votes
116,084,202	4,268,685	97,133	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: May 8, 2020		Todd W. Kingma
Executive Vice President, General Counsel and Secretary